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                                                                    EXHIBIT 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Current Report on Form 8-K of our report dated January 29, 1998 included in EVI Weatherford, Inc.'s (formerly known as EVI, Inc.) Annual Report on Form 10-K for the year ended December 31, 1997, as amended, and into EVI Weatherford, Inc.'s previously filed Registration Statement File Nos. 33-31662, 33-56384, 33-56386, 33-65790, 33-64349, 333-13531, 333-24133,
333-39587, 333-44345, 333-45207, 333-49527 and 333-53633.


ARTHUR ANDERSEN LLP

Houston, Texas
May 28, 1998